Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection  with this  quarterly  filing of DNAPrint  genomics,  Inc., a Utah corporation  (the  "Company"),  on Form 10QSB for the quarter  ending  March 31,
2003, as filed with the Securities and Exchange  Commission (the  "Report"),  I,
Richard Gabriel,  Chief Executive Officer and Principal Financial Officer of the
Company,  certify,  pursuant  toss.906  of the  Sarbanes-Oxley  Act of 2002  (18
U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

/S/Richard Gabriel

Richard Gabriel
Chief Executive Officer and Principal Financial Officer
May 20, 2003